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                                                                   EXHIBIT 10.12
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                          LOAN MODIFICATION AGREEMENT

     This Loan Modification Agreement is entered into as of February 12, 1999, by and between Data Critical Corp. ("Borrower") and Silicon Valley Bank ("Lender").

1.   DESCRIPTION OF EXISTING INDEBTEDNESS:  Among other indebtedness which may
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be owing by Borrower to Lender, Borrower is indebted to Lender pursuant to, among other documents, a Promissory Note, dated April 10, 1997, in the original principal amount of Five Hundred Thousand and 00/100 Dollars ($500,000.00). The Line has been modified pursuant to, among other documents, a Loan Modification Agreement, dated April 14, 1998, pursuant to which, among other things, the principal amount was increased to One Million and 00/100 Dollars ($1,000,000.00). The Note, together with other promissory notes from Borrower to Lender, are governed by the terms of a Business Loan Agreement, dated April 10, 1997, as such agreement may be amended from time to time, between Borrower and Lender (the "Loan Agreement"). Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Lender shall be referred to as the "Indebtedness".

2.   DESCRIPTION OF COLLATERAL AND GUARANTIES.  Repayment of the Indebtedness is
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secured by a Commercial Security Agreement, dated April 10, 1997, and an
Intellectual Property Security Agreement dated April 10, 1997.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Indebtedness shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents".

3.   DESCRIPTION OF CHANGE IN TERMS.
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     A.   Modification(s) to the Note.
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          1.   The amount of the Line is hereby increased to One Million Five
               Hundred Thousand and 00/100 Dollars ($1,500,000.00).

     B.   Modifications to the Business Loan Agreement
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          1.   Letter of Credit Sublimit. The first sentence under Letter of
               Credit Sublimit is hereby amended as follows: Subject to the terms and conditions of this Agreement, Lender agrees to issues or cause to be issued under Borrower's line of credit facility, letters of credit for the account of Borrower in an aggregate face amount not to exceed (i) the lesser of the $1,500,000.00 of the Borrowing Base Formula minus (ii) the then outstanding principal balance of the line of credit facility; provided that the face amount of outstanding letters of credit (including drawn but unreimbursed letters of credit) shall not in any case exceed Three Hundred Forty Thousand and 00/100 Dollars ($340,000.00).

          2. The paragraph entitled "Borrowing Base Formula" is hereby amended in part to provide that if the Adjusted Quick Ratio is less than
               1.50 but greater then 1.20, the advance rate will be 60% against invoices.
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          3.   The paragraph entitled "Financial Covenants" is hereby amended, in part, to permit Borrower to incur quarterly losses, provided such losses do not exceed $1,500,000.00 beginning the fiscal quarter ending September 30, 1998, decreasing to $800,000.00 for the fiscal quarter ending March 31, 1999, further decreasing to $600,000.00 for the fiscal quarter ending June 30, 1999 and breakeven or profitable thereafter.

               The quick ratio of 1.50 to 1.00 is hereby replaced with the Adjusted Quick Ratio. The Adjusted Quick Ratio is defined as cash and equivalents plus receivables divided by current liabilities less deferred revenues. Borrower shall maintain a minimum Adjusted Quick Ratio of 1.50 : 1.00 for the term of the Loan except for quarters ending June 30, 1999 and September 30, 1999, the minimum Adjusted Quick Ratio shall be 1.20 : 1.00.

4.   CONSISTENT CHANGES.  The Existing Loan Documents are hereby amended
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wherever necessary to reflect the changes described above.

5.   PAYMENT OF LOAN FEE.  Borrower shall pay to Lender a fee in the amount of
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$1,250.00 (the "Loan Fee") plus all out of pocket expenses.

6.   NO DEFENSES OF BORROWER.  Borrower (and each guarantor and pledgor signing
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below) agrees that it has no defenses against the obligations to pay any amounts under the Indebtedness.

7.   CONTINUING VALIDITY.  Borrower (and each guarantor and pledgor signing
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below) understands and agrees that in modifying the existing Indebtedness,
Lender is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Lender's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Lender to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Lender and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Lender in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.


     This Loan Modification Agreement is executed as of the date first written above.

BORROWER:                                  LENDER:

DATA CRITICAL CORP.                        SILICON VALLEY BANK


By: /s/ Robert W. Benson                   By: /s/ John Balbach
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Name: Robert W. Benson                     Name: John Balbach
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Title:  CFO                                Title:    AVP
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